Exhibit 99.1

Waitr Completes Its At-the-Market Common Stock Offering

$10.5 Million of Proceeds to Prepay Debt

Debt Interest Rate to be Reduced and Maturity Extended

LAFAYETTE, La. – July 15, 2020—Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand food ordering and delivery, today announced that, as of July 10, 2020, it completed its previously announced at-the-market (“ATM”) common equity offering program. The Company issued an aggregate of 23,698,720 shares of common stock for gross proceeds of $48.3 million during the period of March 20, 2020 through July 10, 2020.

“With the completion of our ATM equity offering and the previously announced conversion of a portion of our outstanding debt, we benefit from a strong and flexible balance sheet,” said Carl Grimstad, Chairman and CEO of Waitr. “As of July 14, 2020, our cash-on-hand was approximately $79 million, which we expect to be further reinforced by the continued momentum and meaningful profitability in our business.”

The Company plans to utilize $10.5 million of the proceeds from the ATM to prepay a portion of its senior secured term loan, with the balance used to fund operational and growth initiatives and for general corporate purposes.

The Company also announced that the lenders under the Company’s senior secured term loan and under its convertible notes have agreed that, upon the prepayment of $10.5 million of the term loan, the interest rate under each of the term loan and the convertible notes will be reduced by 200 basis points for a one-year period, so that the term loan interest rate will be 5.125% per annum and the convertible notes interest rate will be 4.0% per annum during such period, and the maturity of each of the term loan and the convertible notes will be extended by one year to November 15, 2023.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with Bite Squad connect local restaurants to hungry diners in underserved U.S. markets. Together they are a convenient way to discover, order and receive great food from local restaurants, national chains and grocery stores. As of June 30, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 600 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s preliminary unaudited financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com